AMENDED AND RESTATED BY-LAWS
                                       OF
                           WSFS FINANCIAL CORPORATION

                                    ARTICLE I

                                  Stockholders
                                  ------------


        SECTION 1. The annual meeting of the stockholders of the Corporation shall be held on such date, and at such time and at such place within or without the State of Delaware, as may be fixed by the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting. The Board of Directors may postpone an annual meeting by providing public notice at any time before such annual meeting date.

         SECTION 2. (a) Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock of the Corporation as to dividends or upon liquidation ("Preferred Stock"), any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

         (b) Subject to the rights of the holders of any class or series of Preferred Stock to call a special meeting of stockholders, special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors which the Corporation would have if there were no vacancies on the Board of Directors (hereinafter the "Whole Board").

         (c) Special meetings of the stockholders may be held at such time and at such place within or without the State of Delaware as may be stated in the notice of the meeting.

         SECTION 3. Notice of the time and place of every meeting of stockholders shall be delivered personally or mailed at least ten days and not more than sixty days prior thereto to each stockholder of record entitled to vote at his address as it appears on the records of the Corporation. Such further notice shall be given as may be required by law. Business transacted at any special meeting shall be confined to the purpose or purposes stated in the notice of such special meeting. Meetings may be held without notice if all stockholders entitled to vote are present or if notice is waived by those not present. Annual and special meetings of stockholders shall be conducted in accordance with rules and procedures adopted by the Board of Directors.

         SECTION 4. At all meetings of stockholders any stockholder entitled to vote may vote in person or by proxy. Such proxy or any revocation or amendment thereof shall be in writing, but need not be sealed, witnessed or acknowledged, and shall be filed with the Secretary at or before the meeting. The Corporation may require that such proxy indicate whether such stock is beneficially owned by a person who, as of any record date for the determination of stockholders entitled to vote on any matter, beneficially owns shares of stock in excess of the Limit, as defined in Article FOURTH of the Certificate of Incorporation of the Corporation (the "Certificate of Incorporation").

         SECTION 5. Except as otherwise provided by law or by the Certificate of Incorporation, the presence, in person or by proxy, of the holders of record of shares of capital stock of the Corporation entitling the holders thereof to cast a majority of the votes (after giving effect to the provisions of Article FOURTH of the Certificate of Incorporation) entitled to be cast by the holders of shares of capital stock of the Corporation entitled to vote shall constitute a quorum at all meetings of the stockholders. Where a separate vote by a class or classes is required, a majority of the shares of such class or classes (after giving effect to the provisions of Article FOURTH of the Certificate of

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Incorporation)  present in person or  represented  by proxy shall  constitute  a quorum entitled to take action with respect to that vote on that matter. The chairman of the meeting or the holders of record of a majority of such shares so present or represented may adjourn the meeting from time to time, whether or not there is such a quorum. No notice of the time and place of adjourned meetings need be given except as required by law.

         SECTION 6. Election of directors at all meetings of the stockholders at which directors are to be elected shall be by ballot, and, except as otherwise set forth in any Preferred Stock Designation (as defined in Article FOURTH of the Certificate of Incorporation) with respect to the right of the holders of any class or series of Preferred Stock to elect additional directors under specified circumstances, a plurality of the votes cast thereat shall elect. Except as otherwise provided by law, the Certificate of Incorporation, any Preferred Stock Designation, the By-Laws or any resolution adopted by the Whole Board, all matters other than the election of directors submitted to the stockholders at any meeting shall be decided by the vote of a majority of the shares present in person or represented by proxy and entitled to vote with respect thereto.

         SECTION 7. Except as otherwise set forth in any Preferred Stock Designation (as defined in Article FOURTH of the Certificate of Incorporation) and subject to the rights of the holders of any class or series of Preferred
Stock:

          (a) Nominations of candidates for election as directors at any annual meeting of stockholders may be made (i) by, or at the direction of, the Nominating Committee of the Board of Directors or (ii) by any stockholder entitled to vote at such annual meeting. Only persons nominated in accordance with the procedures set forth in this Section 7 shall be eligible for election as directors at an annual meeting. Ballots bearing the names of all the persons who have been nominated for election as directors at an annual meeting in accordance with the procedures set forth in this Section 7 shall be provided for use at the annual meeting.

         (b) Nominations, other than those made by or at the direction of the Nominating Committee of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation as set forth in this
Section 7. To be timely, a stockholder's notice shall be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the anniversary date of the mailing date of the Corporation's proxy statement for the immediately preceding annual meeting of stockholders of the Corporation. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director and as to the stockholder giving the notice (i) the name, age, business address and residence address of such person,
(ii) the principal occupation or employment of such person, (iii) the class and number of shares of Corporation's Voting Stock (as hereinafter defined) (after giving effect to the provisions of Article FOURTH of the Certificate of Incorporation) which are beneficially owned (as defined in Regulation 13D of the Securities Exchange Act of 1934, as amended) by such person on the date of such stockholder notice, and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies with respect to nominees for election as directors, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including, but not limited to, information required to be disclosed by Items 4, 5, 6 and 7 of Schedule 14A and information which would be required to be filed on Schedule 14B with the Securities and Exchange Commission (or any successors of such items or schedules); and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Corporation's books, of such stockholder and any other stockholders known by such stockholder to be supporting such nominees and (ii) the class and number of shares of Corporation's Voting Stock (after giving effect to the provisions of Article FOURTH of the Certificate of Incorporation) which are beneficially owned by such stockholder on the date of such stockholder notice and, to the extent known, by any other stockholders known by such stockholder to be supporting such nominees on the date of such stockholder notice. At the request of the Board of Directors, any person nominated by, or at the direction of, the Board for election as a director at an annual meeting shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee.

         (c) No person shall be eligible to serve as a director of the Corporation unless nominated in accordance with the procedures set forth in this
Section 7. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by this Section 7, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 7, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section 7.

         (d) (i) At an annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (A) pursuant to the Corporation's notice of meeting, (B) by or at the direction of the Board of Directors or (C) by any stockholder of the Corporation who is a stockholder of record at the time of giving of the notice provided for in this Section 7, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 7.

                  (ii) For business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of paragraph (d) (i) of this
Section 7, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the first anniversary of the mailing date of the Corporation's proxy statement for the preceding year's annual meeting. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting
(A) a brief description of the business desired to brought before the meeting and the reasons for conducting such business at the meeting, (B) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (C) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder of record and by the beneficial owner, if any, on whose behalf the proposal is made and (D) any material interest of such stockholder of record and the beneficial owner, if any, on whose behalf the proposal is made in such business.

                  (iii) Notwithstanding anything in this Section 7 to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 7. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the procedures prescribed by this Section 7, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 7, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section 7.

         SECTION 8. There shall be appointed, for all meetings of the stockholders, two inspectors of the vote. Such inspectors shall first take and subscribe an oath or affirmation faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of their ability. Unless appointed in advance of any such meeting by the Board of Directors, such inspectors shall be appointed for the meeting by the person presiding thereat.

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
No director or candidate for the office of director shall be appointed as such inspector. Such inspectors shall receive, examine and tabulate all ballots and proxies, including proxies filed with the Secretary, shall determine the presence or absence of a quorum and shall be responsible for tallying and certifying the vote taken on any matter at each meeting which is required to be tallied and certified by them in the resolution of the Board of Directors appointing them or the appointment of the person presiding at such meeting, as the case may be.

                                   ARTICLE II

                                    Directors
                                    ---------

         SECTION 1. (a) Subject to the rights of the holders of any class or series of Preferred Stock to elect directors under specified circumstances, the number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board. The directors, other than those who may be elected by the holders of any class or series of Preferred Stock, shall be divided, with respect to the time for which they severally hold office, into three classes, with the term of office of the first class to expire at the first annual meeting of stockholders, the term of office of the second class to expire at the annual meeting of stockholders one year thereafter and the term of office of the third class to expire at the annual meeting of stockholders two years thereafter, with each director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of stockholders, directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified.

         (b) A whole number of directors equal to at least one third of the Whole Board shall constitute a quorum for the transaction of business, but if at any meeting of the Board of Directors there shall be less than a quorum present a majority of those present may adjourn the meeting from time to time until a quorum shall have been obtained.

         (c) Subject to the rights of the holders of any class or series of Preferred Stock, and unless the Board of Directors otherwise determines, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires and until such director's successor shall have been duly elected and qualified. No decrease in the number of authorized directors constituting the Whole Board shall shorten the term of any incumbent director.

         (d) Subject to the rights of the holders of any class or series of Preferred Stock, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of a majority of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (the "Voting Stock") (after giving effect to the provisions of Article FOURTH of the Certificate of Incorporation), voting together as a single class.

         SECTION 2. Meetings of the Board of Directors shall be held at such place within or without the State of Delaware as may from time to time be fixed by, or determined in the manner provided by, resolution of the Board, or as may be specified in the notice of any meeting. Regular meetings of the Board of Directors shall be held at such

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

times as may from time to time be fixed by, or determined in the manner provided by, resolution of the Board of Directors, and special meetings may be held at any time upon the call of the Executive Committee or of the Chairman of the Board of Directors by oral, telegraphic or written notice, duly served on or sent or mailed to each director not less than two days before such meeting. A meeting of the Board of Directors may be held without further notice immediately after the annual meeting of stockholders at the same place at which such meeting was held. Notice need not be given of regular meetings of the Board of Directors held at times and places fixed by resolution of the Board of Directors. A meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in writing, either before or after such meeting.

           SECTION 3. The Board of Directors may, in its discretion, by resolution passed by a majority of the Whole Board, designate an Executive Committee to consist of the Chief Executive Officer of the Corporation and such number of other directors as a majority of the Whole Board may from time to time determine (not less than three), which Committee, to the extent provided in said resolution, shall have, and may exercise when the Board of Directors is not in session, the powers of the Board of Directors in the management of the business and affairs of the Corporation, except the power to change the membership or to fill vacancies in the Board of Directors or said Committee and except as limited by applicable law. The Board of Directors shall have the power at any time to change the membership of said Committee (subject to the requirement that the Chief Executive Officer be a member thereof), to fill vacancies in it, or to dissolve it. The Executive Committee may make rules for the conduct of its business and may appoint such committees as it shall from time to time deem necessary. One-half of the members of such Committee shall constitute a quorum.

         SECTION 4. The Board of Directors, by a vote of a majority of the whole Board, may from time to time designate committees of the Board, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board and shall, for those committees and any others provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of any committee and any alternate member in his place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

         Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; one-third of the members shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committee.

           SECTION 5. The Executive Committee, and any other committee, if the resolution which designates such committee or a supplemental resolution of the Board of Directors shall so provide, may exercise the power and authority of the Board of Directors to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to Section 253 of the Delaware General Corporation Law.

           SECTION 6. Each Director of the Corporation must be a stockholder of the Corporation and own a minimum amount of shares of the Corporation's Voting Stock as determined by the Board of Directors from time to time (after giving effect to the provisions of Article FOURTH of the Certificate of Incorporation).

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

           SECTION 7. A person is not eligible to serve as Director if he or she: (1) is under indictment for, or has ever been convicted of, a criminal offense, involving dishonesty or breach of trust and the penalty for such offense could be imprisonment for more than one year; (2) is a person against whom a federal or state bank regulatory agency has, within the past ten years, issued a cease and desist order for conduct involving dishonesty or breach of trust and that order is final and not subject to appeal; (3) has been found either by any federal or state regulatory agency whose decision is final and not subject to appeal, or by a court to have (a) committed a wilful violation of any law, rule or regulation governing banking, securities, commodities or insurance, or any final cease and desist order issued by a banking, securities, commodities or insurance regulatory agency; or (b) breached a fiduciary duty involving personal profit; or (4) has been nominated by a person who would be disqualified from serving as a Director of this Corporation under this Section 7 (1), (2) or
(3).

                                   ARTICLE III


                                    Officers

         SECTION 1. The Board of Directors as soon as may be practicable after the annual meeting of stockholders shall choose a Chief Executive Officer of the Corporation, a President, one or more Vice Presidents, a Secretary and a Treasurer and from time to time may choose such other officers as it may deem proper. The Chairman of the Board of Directors shall be chosen from the directors.

         SECTION 2. The term of office of all officers shall be until the next annual election of officers and until their respective successors are chosen but any officer may be removed from office at any time by the affirmative vote of a majority of the members of the Whole Board.

         SECTION 3. Officers chosen by the Board of Directors shall have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this ARTICLE III. Such officers shall also have such powers and duties as from time to time may be conferred by the Board of Directors or by any committee thereof.

         SECTION 4. The Chief Executive Officer of the Corporation shall, subject to the control of the Board of Directors, have general power over the management and oversight of the administration and operation of the Corporation's business and general supervisory power and authority over its policies and affairs. He shall see that all orders and resolutions of the Board of Directors and of any committee thereof are carried into effect.

         SECTION 5. The President shall act in a general executive capacity and shall assist the Chief Executive Officer of the Corporation in the administration and operation of the Corporation's business and in the supervision of its policies and affairs. During the absence or disability of the Chief Executive Officer, the President shall have the exercise all the powers of the Chief Executive Officer.

         Each meeting of the stockholders and of the Board of Directors shall be presided over by the Chief Executive Officer or, in his absence, the President, or in his absence, by such officer as has been designated by the Board of Directors or, in his absence, by such officer or other person as is chosen at the meeting. The Secretary or, in his absence, the General Counsel of the Corporation or such officer as has been designated by the Board of Directors or, in his absence, such officer or other person as is chosen by the person presiding, shall act as secretary of each such meeting.

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         SECTION 6. The Vice  President  or Vice  Presidents  shall  perform the duties of the President in his absence or during his disability to act. In addition, the Vice Presidents shall perform the duties and exercise the powers usually incident to their respective offices and/or such other duties and powers as may be properly assigned to them from time to time by the Board of Directors, the Chairman of the Board or the President.

         SECTION 7. The Secretary or an Assistant Secretary shall issue notices of meetings; shall keep their minutes, shall have charge of the seal and the corporate books, shall perform such other duties and exercise such other powers as are usually incident to such offices and/or such other duties and powers as are properly assigned thereto by the Board of Directors, the Chief Executive Officer or the President.

         SECTION 8. The Treasurer shall have charge of all monies and securities of the Corporation, other than monies and securities of any division of the Corporation which has a treasurer or financial officer appointed by the Board of Directors, and shall keep regular books of account. The funds of the Corporation shall be deposited in the name of the Corporation by the Treasurer with such banks or trust companies as the Board of Directors or the Executive Committee from time to time shall designate. He shall sign or countersign such instruments as require his signature, shall perform all such duties and have all such powers as are usually incident to such office and/or such other duties and powers as are properly assigned to him by the Board of Directors, the Chief Executive Officer or the President, and may be required to give bond for the faithful performance of his duties in such sum and with such surety as may be required by the Board of Directors.

         SECTION 9. The Board of Directors may appoint one or more assistant secretaries and one or more assistant treasurers, or one appointee to both such positions, which officers shall have such powers and shall perform such duties as are provided in these By-Laws or as may be assigned to them by the Board of Directors, the Chief Executive Officer or the President.

                                   ARTICLE IV

                              Certificates of Stock
                              ---------------------

        SECTION 1. The interest of each stockholder of the Corporation shall be evidenced by certificates for shares of stock in such form as the Board of Directors may from time to time prescribe. The shares of the stock of the Corporation shall be transferred on the books of the Corporation by the holder thereof in person or by his attorney, upon surrender for cancellation of certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require.


         SECTION 2. The certificates of stock shall be signed, countersigned and registered in such manner as the Board of Directors may by resolution prescribe, which resolution may permit all or any of the signatures on such certificate to be in facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

         SECTION 3. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful

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

action, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than sixty nor less than ten days before the date of any meeting of stockholders, nor more than sixty days prior to the time for such other action as hereinbefore described; provided, however, that if no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board of Directors adopts a resolution relating thereto.


A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.


        SECTION 4. The Board of Directors may determine the conditions upon which a new certificate of stock will be issued to replace a certificate which is alleged to have been lost, stolen, mutilated or destroyed, and the Board of Directors may delegate to any officer of the Corporation the power to make such determinations and to cause such replacement certificates to be issued.


                                    ARTICLE V

                               Checks, Notes, Etc.
                               -------------------

All checks on the Corporation's bank accounts and all drafts, bills of exchange and promissory notes, and all acceptances, obligations and other instruments for the payment of money, shall be signed by such person or persons as shall be thereunto authorized from time to time by the Board of Directors or by the Committee or officer or officers of the Corporation to whom the Board shall have delegated the power to authorize such signing; provided, however, that the signature of any person so authorized on checks and drafts drawn on the Corporation's dividend and special accounts may be in facsimile if the Board of Directors or the Committee or officer or officers, whichever shall have authorized such person to sign such checks or drafts, shall have authorized such person to sign in facsimile; and provided further that in case notes or other instruments for the payment of money (other than notes, bonds or debentures issued under a trust instrument of the Corporation) are required to be signed by two persons, the signature thereon of only one of the persons signing any such note or other instrument may be in facsimile, and that in the case of notes, bonds or debentures issued under a trust instrument of the Corporation and required to be signed by two officers of the Corporation, the signatures of both such officers may be in facsimile if specifically authorized and directed by the Board of Directors of the Corporation and if such notes, bonds or debentures are required to be authenticated by a corporate trustee which is a party to the trust instrument; and provided further, that in case any person or persons who shall have signed any such note or other instrument, either manually or in facsimile, shall have ceased to be a person or persons so authorized to sign any such note or other instrument, whether because of death or by reason of any other fact or circumstance, before such note or other instrument shall have been delivered by the Corporation, such note or other instrument may, nevertheless, be adopted by the Corporation and be issued and delivered as though the person or persons who so signed such note or other instrument had not ceased to be such a person or persons.

                                   ARTICLE VI

                                     Offices
                                     -------

         The Corporation may have offices outside of the State of Delaware at such places as shall be determined from time to time by the directors.

                                   ARTICLE VII


                                   Amendments
                                   ----------

         These By-Laws may be amended, added to, rescinded or repealed at any meeting of the Board of Directors, provided notice of the proposed change was given in the notice of the meeting given not less than two days prior to the meeting, or by the stockholders by the affirmative vote of the holders of at least a majority of the voting power of all the then-outstanding shares of Voting Stock (after giving effect to the provisions of Article FOURTH of the Certificate of Incorporation), voting together as a single class.


                                       9